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              UNIVERSAL INSTITUTIONAL FUNDS, INC. - VALUE PORTFOLIO
                          ITEM 77(O) 10F-3 TRANSACTIONS
                        JULY 1, 2009 - DECEMBER 31, 2009

                                                                   AMOUNT OF     % OF     % OF
                                     OFFERING                       SHARES      OFFERING  FUNDS
    SECURITY      PURCHASE/  SIZE OF PRICE OF    TOTAL AMOUNT      PURCHASED   PURCHASED  TOTAL
   PURCHASED     TRADE DATE OFFERING  SHARES     OF OFFERING        BY FUND     BY FUND  ASSETS       BROKERS        PURCHASED FROM
---------------- ---------- -------- -------- ----------------- -------------- --------- ------ ------------------- ----------------
     Verisk        10/06/09      --   $22.000       $85,250,000          3,619     0.00%  0.38%    BofA Merrill       Merrill Lynch
 Analytics Inc.                                                                                    Lynch, Morgan
                                                                                                    Stanley, J.P.
                                                                                                Morgan, Wells Fargo
                                                                                                Securities, William
                                                                                                  Blair & Company,
                                                                                                   Fox-Pitt Kelton
                                                                                                   Cochran Caronia
                                                                                                    Waller, Keefe
                                                                                                  Bruyette & Woods
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